UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 5, 2017

Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5201 Congress Avenue, Suite 100B, Boca Raton, FL 33487
 (Address of Principal Executive Office) (Zip Code)

 (561) 998-2232
 (Registrant's telephone number, including area code)

 Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 5, 2017, Cross Country Healthcare, Inc. (the "Company") completed its previously announced acquisition of substantially all of the assets and business of Advantage RN, LLC and its subsidiaries (collectively, "Advantage") pursuant to the terms of an Asset Purchase Agreement, dated as of June 13, 2017, among the Company, Advantage and certain of the members of Advantage (the "Acquisition"). The matters described herein relate to the closing of the Acquisition and financing thereof.

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Credit Facility

On July 5, 2017, the Company entered into a Second Amendment to its Credit Agreement dated June 22, 2016 among the Company, all of its wholly-owned subsidiaries, the lenders party thereto and SunTrust Bank, as administrative agent, swingline lender and an issuing bank, to permit the acquisition of Advantage.

Incremental Term Loan

Also in connection with the acquisition of Advantage, on July 1, 2017, pursuant to the Credit Agreement, the Company entered into an Incremental Term Loan Agreement, by and among the Company, all of its wholly-owned subsidiaries and SunTrust Bank as lender and administrative agent. The Incremental Term Loan Agreement provided the Company with an incremental term loan of $40.0 million to pay for part of the consideration of the acquisition. The maturity date for the Incremental Term Loan is June 22, 2021.

Borrowings under the Incremental Term Loan are payable in quarterly installments, commencing September 30, 2017, with each such installment being in the aggregate principal amount (subject to adjustment as a result of prepayments) for the first eight installments equal to 1.875% and 2.5% of the principal amount of the Incremental Term Loan for the remaining installments; provided that, to the extent not previously paid, the aggregate unpaid principal balance share be due and payable on the maturity date.
Borrowings shall be either Eurodollar Loans, LIBOR Index Rate Loans or Base Rate Loans.  Eurodollar Loans bear interest from the applicable borrowing date at a rate per annum equal to the Adjusted LIBOR for the applicable Interest Period plus the Applicable Margin.  LIBOR Index Rate Loans bear interest from the applicable borrowing date at a rate per annum equal to the One Month LIBOR Index Rate plus the Applicable Margin.  Base Rate Loans bear interest from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.  The Applicable Margins are subject to performance pricing adjustments pursuant to a pricing matrix based on the Consolidated Total Leverage Ratio, and could increase by 200 basis points if an Event of Default exists.  As of July 5, 2017 the Applicable Margin for Eurodollar Loans and LIBOR Index Rate Loans was 2.25% and the Applicable Margin for Base Rate Loans was 1.25%.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment as filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 5, 2017, pursuant to the terms of the Asset Purchase Agreement, the Company completed the acquisition of substantially all of the assets of Advantage effective July 1, 2017. Founded in 2003 and headquartered in West Chester, Ohio, Advantage is one of the largest independent travel nurse staffing companies in the United States. Advantage deploys many of its nurses through Managed Service Providers and Vendor Management Systems and maintains strong direct relationships with many hospitals. The founder and CEO of Advantage, Matt Price, will remain with the business.
The Company acquired substantially all of the assets of Advantage for a total purchase price of $88 million, which is subject to a final net working capital adjustment.  At closing, the Company paid $86.8 million, net of cash acquired, using $19.9 million in available cash and $66.9 million in borrowing under its Credit Facility, including a $40 million incremental term loan. The amount paid at closing was subject to an initial net working capital adjustment of $0.6 million, and an additional $0.6 million was deferred and is due to the seller within 20 months, less any COBRA and healthcare expenses incurred by Cross Country on behalf of the former sellers.
The foregoing description of the Purchase Agreement is qualified entirely by reference to the full terms and provision of the Purchase Agreement that was previously filed as an exhibit to the Company's Current Report on Form 8-K dated June 13, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into 2.03 by reference.

Item 7.01.	Regulation FD Disclosure

Incorporated by reference is a press release issued by the Company on July 5, 2017 and attached hereto as Exhibit 99.1.  The information is being furnished under Item 7.01 and Exhibit 99.1 and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or otherwise subject to the liability of such section.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.

The required financial statements with respect to the Acquisition will be filed no later than 71 days after the required filing date of this Current Report on Form 8-K.

(b)	Pro forma financial information

The required pro forma financial information with respect to the Acquisition will be filed no later than 71 days after the required filing date of this Current Report on Form 8-K.

(d)	Exhibits

Exhibit	Description
10.1
Second Amendment dated July 5, 2017 to Credit Agreement, dated June 22, 2016, by and among Cross Country Healthcare, Inc., as borrower, certain of its domestic subsidiaries as guarantors, the Lenders referenced therein, and SunTrust Bank, as agent

10.2
Incremental Term Loan Agreement dated as of July 1, 2017 to Credit Agreement, dated June 22, 2016, by and among Cross Country Healthcare, Inc., as borrower, certain of its domestic subsidiaries as guarantors, and SunTrust Bank, as Lender and in its capacity as Administrative Agent

10.3
Purchase Agreement, dated as of June 13, 2017, by and among Cross Country Healthcare, Inc., Advantage RN, LLC, Advantage On Call, LLC, Advantage Locums, LLC and Advantage RN Local Staffing, LLC and certain of Advantage's members*

99.1	Press release issued by the Company on July 5, 2017
* Previously filed as an exhibit to the Company's Form 8-K dated June 13, 2017, and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	July 5, 2017	By:	/s/ William J. Burns
Name: William J. Burns
Title: EVP, Chief Financial Officer